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                                                                  EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-56354, 33-70632, 33-72752, 33-83956, 33-94756, 333-06733, and 333-06939 of
HFS Incorporated (the "Company") on Form S-8 and Registration Statements No. 333-11029, 333-11031, and 333-17453 of the Company on Form S-3 of our report dated June 22, 1995 (except for Note 13, as to which the date is October 12, 1995) related to the financial statements of Century 21 of Eastern Pennsylvania, Inc. as of and for the years ended April 30, 1995 and 1994.

Woolard, Krajnik & Company, LLP
Exton, Pennsylvania
March 21, 1997


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